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                                                                   Exhibit 23.3


                                [LETTERHEAD]

August 23, 2001


         I hereby consent to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as the expert mining engineer for the registrant, Pacific Spirit Ventures, Inc.

Sincerely,

/s/ Sam S. Arentz III
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Sam S. Arentz III